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                                                                      EXHIBIT 11


                          PAC RIM HOLDING CORPORATION

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 (Amounts in thousands, except per share data)

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                                                            THREE MONTHS ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                                            ---------------------------        -------------------------
                                                              1996               1995           1996               1995
                                                            --------            -------        ------             ------
       Primary:
Average shares outstanding                                     9,528              9,528         9,528               9,528
Net effect of dilutive stock
  warrants and options--based on
  modified treasury stock method
  using average market price                                   2,824              2,832         2,824               2,832
                                                             -------            -------       -------             -------
Totals                                                        12,352             12,360        12,352              12,360
                                                             =======            =======       =======             =======

Net income (loss)                                            $   101            $   322       $  (440)            $ 1,344
Add interest on retirement of convertible
  debenture, net of tax                                          234                222           460                 449
                                                             -------            -------       -------             -------
Net income (loss) for primary earnings per share             $   335            $   544       $    20             $ 1,793
                                                             =======            =======       =======             =======

Per share income (loss) amount*                              $  0.01            $  0.03       $ (0.05)            $  0.14
                                                             =======            =======       =======             =======

Assuming Full Dilution:
Average shares outstanding                                     9,528              9,528         9,528               9,528
Net effect of dilutive stock
  warrants and options--based on
  modified treasury stock method
  using closing market price                                   2,824              2,851         2,824               2,831


Assumed conversion of convertible debenture                    7,273              7,273         7,273               7,273
                                                             -------            -------       -------             -------
Totals                                                        19,625             19,652        19,625              19,632
                                                             =======            =======       =======             =======

Net income (loss)                                            $   101            $   322       $  (440)            $ 1,344
Add interest on conversion of convertible
   debenture, net of tax                                         385                              769                 758
Add interest income from excess funds on
  conversion, net of tax                                         129                              255                 228
                                                             -------            -------       -------             -------
Net income (loss) for fully diluted earnings per share       $   615            $   322       $   584             $ 2,330
                                                             =======            =======       =======             =======

Per share income (loss) amount*                              $  0.01            $  0.03       $ (0.05)            $  0.12
                                                             =======            =======       =======             =======

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*The Common Stock equivalent shares arising from the effects of stock options, warrants, and convertible debentures were antidilutive for the quarter ended June 30, 1996, therefore, 9,528,000 are used for the calculation of primary and fully diluted earnings per share.